Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 02:52 PM 06/26/2024 FILED 04:01 PM 06/26/24 SR 20242993788 – File Number 4067151

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF DARÉ BIOSCIENCE, INC.
Daré Bioscience, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State on April 15, 2014, as amended by the Certificate of Amendment thereto filed with the Secretary of State on July 19, 2017, by another Certificate of Amendment thereto filed with the Secretary of State on July 19, 2017, and by the Certificate of Amendment thereto filed with the Secretary of State on July 14, 2022, as corrected by the Certificate of Correction thereto filed with the Secretary of State on June 21, 2024 (as amended and corrected to date, the “Certificate of Incorporation”).
2.Article FOURTH of the Certificate of Incorporation is hereby amended by adding the following new paragraph immediately after the first sentence of Article FOURTH:
“Effective at 12:01 a.m. Eastern Time on July 1, 2024 (the “Effective Time”), every twelve (12) shares of Common Stock issued and outstanding or held by the Corporation in treasury stock, in each case immediately prior to the Effective Time, shall automatically be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, any holder of Common Stock who would otherwise be entitled to a fractional share of Common Stock created as a result of the Reverse Stock Split (after taking into account all fractional shares otherwise issuable to such holder), following the Effective Time, shall be entitled to receive one (1) whole share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock (an “Old Certificate”) shall thereafter, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and reclassified, subject to the treatment of fractional shares described above; provided, however, that each holder of record holding an Old Certificate shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by the Old Certificate shall have been combined and reclassified, subject to the treatment of fractional shares described above. The Reverse Stock Split shall have no effect on the number of authorized shares of Common Stock, the number of authorized shares of Preferred Stock or the respective par values per share thereof, in each case as set forth in this Article FOURTH.”

3.This Certificate of Amendment shall become effective at 5:00 p.m. Eastern Time on June 26, 2024.
4.The amendment to the Certificate of Incorporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
5.All other provisions of the Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 26th day of June, 2024.

Daré Bioscience, Inc.

By:	/s/ Sabrina Martucci Johnson
Name:	Sabrina Martucci Johnson
Title:	President and Chief Executive Officer

CERTIFICATE OF CORRECTION OF THE
CERTIFICATE OF AMENDMENT
OF RESTATED CERTIFICATE OF INCORPORATION
OF DARÉ BIOSCIENCE, INC.
Pursuant to the provisions of §103(f) of the
General Corporation Law of the State of Delaware
Daré Bioscience, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.    The name of the Corporation is Daré Bioscience, Inc.
2.    On July 14, 2022, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Restated Certificate of Incorporation (the “Certificate of Amendment”), which instrument requires correction as permitted by Section 103(f) of the DGCL.
3.    The Certificate of Amendment is an inaccurate record of the corporate action referred to therein due to a scrivener’s error because paragraph 2 of the Certificate of Amendment inadvertently omits to state that only the first three paragraphs of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, are being amended, restated and replaced in their entirety.
4.    Paragraph 2 of the Certificate of Amendment is hereby corrected to read in its entirety as follows:
“The first three paragraphs of Article FOURTH of the Certificate of Incorporation are hereby amended, restated and replaced in their entirety with the following paragraph inserted in lieu thereof:
‘FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 245,000,000 shares, consisting of (i) 240,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).’”
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by its duly authorized officer on this 21st day of June, 2024.

Daré Bioscience, Inc.

By:	/s/ Sabrina Martucci Johnson
Name:	Sabrina Martucci Johnson
Title:	President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 01:12 PM 07/14/2022 FILED 01:12 PM 07/14/22 SR 20222989692 – File Number 4067151

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
DARÉ BIOSCIENCE, INC.
Daré Bioscience, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.    This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State on April 15, 2014, as amended by the Certificate of Amendment thereto filed with the Secretary of State on July 19, 2017 and by another Certificate of Amendment thereto filed with the Secretary of State on July 19, 2017 (as amended to date, the “Certificate of Incorporation”).
2.    Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 245,000,000 shares, consisting of (i) 240,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).”
3.    This amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
4.    All other provisions of the Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this this 14th day of July, 2022.

Daré Bioscience, Inc.
By:	/s/ Sabrina Martucci Johnson
Name:	Sabrina Martucci Johnson
Title:	Chief Executive Officer, President and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 10:43AM 07/19/2017 FILED 10:43 AM07/19/2017 SR 20175304876 - File Number 4067151

CERTIFICATE OF AMENDMENT OF THE RESTATED
CERTIFICATE OF INCORPORATION OF CERULEAN
PHARMA INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

DOES HEREBY CERTIFY:

1.That the name of this corporation is Cerulean Pharma Inc. (the "Corporation"), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 28, 2005 under the name Tempo Pharmaceuticals, Inc. The original Certificate of Incorporation of the Corporation was amended on each of December I, 2005, October 20, 2006, December 22, 2006, May 8, 2007, December 6, 2007, October 14, 2008, July 9, 2009, July 13, 2009, May 26, 2010, November 12, 2010, December 2, 2011, November 29, 2012, January 11, 2013, February 19, 2013, August 14, 2013, January 30, 2014, February 10, 2014, March 21, 2014, March 28, 2014, March 31, 20 I 4 and March 31, 2014, and amended and restated on April I 5, 2014.

2.A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law approving this Amendment of the Corporation's Restated Certificate of lncorporation, which resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article FIRST of the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:
"FIRST: Effective as of 12:01 a.m. on July 20, 2017, the name of the Corporation is Dare Bioscience, Inc."
3.This Certificate of Amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate or Amendment of the Restated Certificate of lncorporation to be signed by its President and Chief Executive Officer this 19th day of July, 2017.

/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
President and Chief Executive Officer

2

State of Delaware Secretary of State Division of Corporations Delivered 10:43AM 07/19/2017 FILED 10:43 AM07/19/2017 SR 20175304876 - File Number 4067151

CERTIFICATE OF AMENDMENT OF THE RESTATED
CERTIFICATE OF INCORPORATION OF CERULEAN
PHARMA INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

DOES HEREBY CERTIFY:
1.That the name of this corporation is Cerulean Pharma Inc. (the "Corporation"), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 28, 2005 under the name Tempo Pharmaceuticals, Inc. The original Certificate of Incorporation of the Corporation was amended on each of December 1, 2005, October 20, 2006, December 22, 2006, May 8, 2007, December 6, 2007, October 14, 2008, July 9, 2009, July 13, 2009, May 26, 2010, November 12, 2010, December 2, 2011, November 29, 2012, January l1,2013, February 19, 2013, August 14, 2013, January 30, 2014, February 10, 2014, March 21, 2014, March 28, 2014, March 31, 2014 and March 31, 2014, and amended and restated on April 15, 2014.
2.A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Corporation's Restated Certificate of lncorporation and declaring the advisability of this Amendment of the Restated Certificate of incorporation and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following paragraphs are inserted in lieu thereof:

"FOURTH. Effective as of 12:01 a.m. on July 20, 2017 (the "Effective Time"), a one-for-ten reverse stock split of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"), shall become effective, pursuant to which each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the "Reverse Stock Split"). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately prior to the Effective Time as determined by the Board of Directors of the Corporation.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of (i) 120,000,000 shares of Common Stock, $.0001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

3.This Certificate of Amendment of the Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

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2

IN WITNESS THEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 19th day of July, 20 I 7.

/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
President and Chief Executive Officer

3

State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 04/15/2014 FILED 11:13 AM 04/15/2014 SRV 140471255 - 4067151 FILE

RESTATED CERTIFICATE OF INCORPORATION OF
CERULEAN PHARMA INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

DOES HEREBY CERTIFY:

1.That the name of this corporation is Cerulean Pharma Inc. (the "Corporation"), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 28, 2005 under the name Tempo Pharmaceuticals, Inc. The original Certificate of Incorporation of the Corporation was amended on each of December 1, 2005, October 20, 2006, December 22, 2006, May 8, 2007, December 6, 2007, October 14, 2008, July 9, 2009, July 13, 2009, May 26, 2010, November 12, 2010, December 2, 2011, November 29, 2012, January 11, 2013, February 19, 2013, August 14, 2013, January 30, 2014, February 10, 2014, March 21, 2014, March 28, 2014, March 31, 2014 and March 31, 2014.

2.A resolution was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to Sections 242 and 245 of the General Corporation Law proposing this Restated Certificate of Incorporation and declaring the advisability of this Restated Certificate of lncorporation. The stockholders of the Corporation duly approved and adopted this Restated Certificate of Incorporation by written consent in accordance with Sections 228,242 and 245 of the General Corporation Law.

Accordingly, the Certificate of Incorporation of the Corporation, as previously amended and restated, is hereby further amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Cerulean Pharma Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of(i) 120,000,000 shares of Common

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Stock, $.0001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

ACOMMON STOCK.

I.General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.
2.Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder: provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3.Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4.Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

BPREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

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Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of lncorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-laws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. The stockholders may not adopt, amend, alter or repeal the By-laws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

EIGHTH: The Corporation shall provide indemnification as follows:

I.Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "lndemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which lndemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that lndemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any lndemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which lndemnitee shall have been adjudged to be

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liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3.Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections I and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, lndemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that lndemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4.Notification and Defense of Claim. As a condition precedent to an Indemnitee's right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of lndemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and lndemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify lndemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent.

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The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5.Advance of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys' fees) incurred by or on behalf of indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter: provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH; and provided further that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6 of this Article EIGHTH) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of lndemnitee to make such repayment.
6.Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that lndemnitee did not meet the applicable standard of conduct set forth in Section I, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section I or 2 of this Article EIGHTH only as authorized in the specific case upon a determination by the Corporation that the indemnification of lndemnitee is proper because lndemnitee has met the applicable standard of conduct set forth in Section I or 2 of this Article EIGHTH, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

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7.Remedies. The right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by lndemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that lndemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that lndemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH. Indemnitee's expenses (including attorneys' fees) reasonably incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.

8.Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify an lndemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify an lndemnitee to the extent such lndemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an lndemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such lndemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9.Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10.Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in lndemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an lndemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of lndemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article

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EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

11.Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which lndemnitee is entitled.

12.Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

13.Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.Number of Directors: Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall

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be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3.Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class Ill at the time such classification becomes effective.

4.Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation's first annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation's second annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; and each director initially assigned to Class II shall serve for a term expiring at the Corporation's third annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

5.Quorum. The greater of (a) a majority of the directors at any time in office and
(b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6.Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

7.Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

8.Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have

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been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal.

9.Stockholder Nominations and Introduction of Business. Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By laws of the Corporation.

10.Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of lncorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

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IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this I5th day of April, 2014.

CERULEAN PHARMA INC.

By:	/s/ Oliver Fetzer
Name: Oliver Fetzer
Title: Chief Executive Officer

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